SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities and Exchange Act of 1934


Date of Report   (Date of earliest event reported)  	May
23, 1995

			MANAGEMENT TECHNOLOGIES, INC.
Exact name of Registrant as specified in its Charter)


					NEW YORK
(State of other jurisdiction of incorporation)


	0-17206							13-3029797

Commission File No.					I.R.S. Employer
Identification


335 Madison Avenue, New York, NY				10017

Address of principal					Zip Code
executive offices


	(212)  557-0022
Registrant's telephone
number, including area code





ITEM 5.	OTHER EVENTS

	On May 25, 1995, the Registrant ("Company"), completed two transactions to sell 211,982 and 414,747 post
May 15, 1995 reverse split shares of common stock to Hillside Industries, Inc. ("Hillside") pursuant to
Regulation S of the Securities Act of 1933 for the sums of $230,000 and $450,000, or a total of $680,000, or an aggregate of approximately $1.08 per share. Hillside is not an affiliate of the Company.

	On May 23, 1995, the Company completed the conversion of $730,000 in principal and $14,080 in accrued interest of a $1,000,000 convertible note held by Finmanagement S.A. ("Finmanagement"), leaving a principal balance of $270,000 due on July 31, 1996. The Finmanagement convertible note was issued on July 13, 1994. The Company agreed to issue 549,056 post May 15, 1995 reverse split shares in conversion of $744,080, or approximately $1.35 per share. The conversion shares is issued pursuant to Regulation "S" under the Securities Act of 1933. The Company incorporates by reference its current report on Form 8-K dated July 13, 1994 with respect to Finmanagement.

EXHIBITS

1. Copy of Offshore Securities Subscription Agreement with
Hillside Industries, Inc. dated May 25, 1995.
2.  Copy of Offshore Securities Subscription Agreement with
Hillside Industries, Inc. dated May 25, 1995.
3. Copy of letter Finmanagement letter dated May 3rd, 1995.






SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  New York, N.Y.
June 1, 1995



					MANAGEMENT TECHNOLOGIES, INC.
					(Registrant)




					 /s/ Anthony J. Cataldo
  					Anthony J. Cataldo
					Chairman and Chief Executive Officer